Exhibit 10.11

LEASE AGREEMENT

This Lease is entered into effective as of October 1, 2014 (the “Commencement Date”), between Broken Arrow Herbal Center, Inc., an Arizona corporation ("Tenant"), and Green Valley Group, LLC, an Arizona limited liability company ("Landlord").

1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, that certain office real property and improvements thereon located at 1732 West Commerce Point Place, Sahuarita, Arizona (“Premises”).

2. TERM. The term of this Lease shall be for a period of ten (10) years (“Term”) commencing as of the Commencement Date and shall terminate on September 30, 2024.

3. RENT.

3.1 Net, Net, Net Lease. Landlord and Tenant understand and agree that this Lease is what is commonly referred to as a “net, net, net” Lease, NNN, or triple net lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this lease, that it is the intent of the parties hereto that any and all rentals in this lease provided to be paid be Tenant to Landlord, shall be net to the Landlord, and any and all expenses incurred in connection with the Common Areas, the Premises, and the Center or in connection with the operations thereon, including any and all taxes, assessments, general or special, license fees, insurance premiums, public utility bills, management and administrative fees and costs of repair, maintenance and operation of the Common Areas, the Premises, and the Center and all buildings, structures, permanent textures and other improvements comprised therein, together with the appurtenance thereto, shall be paid by Tenant.

3.2 Tenant shall pay to Landlord as Rent for the Premises in advance each month at the rate pursuant to section 3.3 as of October 1, 2014, and on or before the first day of each month thereafter; provided that, upon the date that Landlord and Tenant shall execute this Lease (“Execution Date”), Tenant shall pay to Landlord the sum of $7,500.00 (representing prepayment of the first months’ Rent) plus applicable rental tax.

3.3 Beginning with the first Rental payment due on October 1, 2014, rental payments will be pursuant to the following schedule: for months 1 through 6 of tenancy (October 1, 2014 through March 31, 2015) rent shall be $7,500 due on or before the first of the month. For months 7 through 12 of tenancy (April 1, 2015 through September 31, 2015) rent shall be $9,500 due on or before the first of the month. For the second rental year of tenancy (October 1, 2015 – September 30, 2016) rent shall be $9,975 due on or before the first of each month. And every twelve (12) months thereafter (each, a “Lease Year”), the Rent of each Lease Year commencing with October 1, 2016, will be increased on a cumulative basis by five percent (5.00%) each year thereafter. For Example, lease payments in year three beginning October 1, 2016 will be $10,474 per month, lease payments in year four beginning October 1, 2017 will be $10,997 per month, etc.

3.4 All Rent due hereunder shall be paid by Tenant to Landlord at 16624 N. 90th Street, Suite 101, Scottsdale, Arizona 85260, or at such other place as Landlord may from time to time designate.

3.5 REAL PROPERTY TAXES AND ASSESSMENTS, PERSONAL PROPERTY TAXES AND ASSOCIATION FEES AND ASSESSMENTS. Together with each payment of Rent to Landlord commencing and prorated as of the Commencement Date through the balance of the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the prior calendar year’s real property taxes and assessments with respect to the Premises and one-twelfth (1/12th) of the then current calendar’s year’s association assessments and fees (if any) with respect to the Premises each month. Subject to such payment, Landlord shall pay such taxes, assessments and fees to the respective taxing authority and office association. In addition, Tenant shall pay all personal property taxes with respect to any property of Tenant or any subtenant in or upon the Premises prior to delinquency and directly to the respective taxing authority on or before the last day upon which the same may be paid without interest or penalty, and Tenant shall deliver to Landlord reasonable documentation evidencing Tenant’s compliance with the foregoing payment obligations

3.6. RENTAL TAX. In addition to the Rent which Tenant is required to pay Landlord herein, Tenant shall pay Landlord all transaction privilege, sales, rental and/or other taxes or licenses (but excluding income or estate taxes charged against Landlord) levied upon or assessed against Landlord by any governmental authority having jurisdiction, which are measured by the Rent or other charges in any form paid by Tenant to Landlord hereunder. The amount required to be paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be paid at the time the applicable Rent is due or other charges are due and shall be considered as payment of taxes or licenses, as the case may be, and not for the payment of Rent.

4. SECURITY DEPOSIT. Tenant shall pay to Landlord, upon the Execution Date, a refundable security deposit in the sum of $7,500.00 plus applicable rental tax in connection with this Lease. If Tenant defaults with respect to any provision of the Lease after applicable grace period, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default. If any portion of the Security Deposit is so used, applied or retained, Tenant shall, within fifteen (15) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a default under the Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every term and condition of the Lease to be performed by it, Tenant shall be entitled to a refund of the Security Deposit.

2

5. UTILITIES AND SERVICES. Tenant shall arrange and pay (before delinquent) for the supply of all heat, air conditioning, electricity, water, and natural gas consumed by Tenant upon the Premises or utilized in the Premises. Tenant will supply and pay (before delinquent) for all telephone and trash collection services to the Premises.

6. REPAIRS AND MAINTENANCE. Tenant shall be responsible for the repair and maintenance of the Premises, excluding damages as the result of normal wear and tear or degradation and excluding the roof, exterior walls, foundation, and underground utilities. Tenant shall maintain the above ground plumbing and electrical systems, parking and driveway areas and landscaping of the Premises, reasonable wear and tear excepted and shall provide janitorial and cleaning services for the Premises at Tenant’s expense. Without limiting the generality of the foregoing, Tenant shall remove all new graffiti on the Premises within forty-eight (48) hours after such graffiti shall be placed on the Premises and shall promptly repair, in a good and workmanlike manner, any damage to the Premises caused by any act or omission of Tenant, or of any employee, agent or invitee of Tenant, or failing to do so after the expiration of applicable notice and cure periods, Tenant shall pay Landlord for the cost of all such repairs, whereupon Landlord shall cause such repairs to be completed.

7. PURPOSE. Tenant shall use and occupy the Premises only for the purpose of operating an Arizona Department of Health Services-licensed (or legally-permitted recreational) medical marijuana dispensary or cultivation location and for no other purpose whatsoever. Immediately upon Tenant’s or subtenant’s receipt of any and all permits and licenses relative to the Premises and the use of the Premises, copies of such permits and licenses shall be delivered to Landlord.

8. SIGNAGE. Tenant may install and shall maintain at its sole expense, any and all signs upon the interior and exterior of the Premises, subject to the reasonable approval of Landlord and the approval of all local and County governmental agencies that are required to approve said signage.

9. INSURANCE.

9.1 Tenant agrees to obtain and keep in force during the Term, at Tenant's sole expense, the following insurance:

9.1.1 Public liability insurance to protect against any liability to the public incident to the use of or resulting from any accident occurring in or about the Premises, the liability under such insurance to be not less than $2,000,000.00 for any one person injured or $2,000,000.00 for any one accident and $1,000,000.00 for property damage.

3

9.1.2 All insurance policies to be obtained by Tenant hereunder shall insure by name the Landlord, Tenant and any mortgagees, and copies thereof shall be delivered to Landlord upon the Commencement Date. Landlord shall have the right to reasonably disapprove any insurance company proposed by Tenant. Each of the foregoing original policies are to be placed with Landlord who is authorized to deliver such policies to mortgagees when required, and Tenant shall obtain a written obligation on the part of the insurance carriers to notify Landlord in writing thirty (30) days prior to any cancellation thereof, and Tenant agrees, if Tenant does not keep such insurance in full force and effect, Landlord may take out the necessary insurance and pay the premiums and the repayment thereof shall be deemed to be part of and in addition to the rental, and payment thereof shall become due, together with interest on such payment at the rate of one and one-half percent (1.5%) per month (compounded monthly), on the next rental payment date.

9.1.3 Tenant shall furnish Landlord with proof of all such insurance at least annually and at any time upon demand of Landlord.

9.2 Tenant shall obtain and keep in force during the Term casualty insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, mold and special extended perils ("all risk" as such term is used in the insurance industry) and shall provide a copy of each such policy of insurance before this Lease is executed and continuously thereafter, with each renewal or replacement of insurance. Provided that Tenant fails to obtain the necessary insurance, Landlord may obtain the necessary insurance. In such a case, together with each payment of Rent to Landlord commencing and prorated as of the Commencement Date through the balance of the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the premium cost of such casualty insurance. Subject to such payment, Landlord shall pay such premiums to the insurance company. The parties shall co-operate with each other, in order to avoid purchasing coverage on the same item or for the same acts and omissions.

4

10. TERMINATION: In the event that the Landlord is specifically advised in writing by any federal, state or local government that Landlord is subject to seizure of his its property, if it does not terminate Tenant’s right to cultivate marijuana upon the Leased Premises, or if the Arizona Medical Marijuana Act (AMMA) is declared to be unenforceable or is modified to prohibit the sale or cultivation of medical marijuana upon the Leased Premises, or if any other zoning regulation, rule or regulation is modified to prohibit sale, cultivation or possession of marijuana upon the Leased Premises, Landlord or may terminate this Lease.

11. COMPLIANCE WITH LAW; AS IS. Tenant accepts the Premises strictly on an “AS IS” basis, without any representations or warranties from Landlord. Tenant agrees to be compliant with all applicable rules/laws/regulations in effect, or subsequently passed into effect, as of and after the Commencement Date.

Tenant, at its sole cost and expense, shall promptly observe and materially comply with all present and future laws, orders, regulations, rules, ordinances and requirements of any governmental agency with respect to the use, care and control of the Premises. Without limiting the generality of the foregoing, Tenant shall make any structural changes or additions to the Premises that are required, in order to comply with the requirements of its business operations. Landlord makes no representations or warranties to Tenant, and hereby disclaims any and all representations or warranties to Tenant, concerning the Premises, including without limitation, that as of the Commencement Date the Premises are (a) in compliance with all federal, state and local laws, regulations and directives for Tenant's intended use of the Premises, including without limitation the Environmental Laws, but excluding the Americans With Disabilities Act; and (b) free from and of all hazardous materials, including without limitation asbestos, lead paint and polychlorinated biphenyl; provided that Landlord represents and warrants to Tenant that Landlord has no actual knowledge, without having made any investigation or inquiry, of any present violation by the Premises of any of the Environmental Laws. "Environmental Laws" shall include, but not be limited to, the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 201,300f to j-9 and any and all environmental laws of the State of Arizona and any and all amendments to such Environmental Laws. Tenant agrees to hold harmless Landlord, and hereby waives all rights and claims of contribution against Landlord, with respect to any violations or alleged violations of Environmental Laws or any other federal, state and local laws, regulations and directives concerning the Premises which arise as a result of Tenant’s activities at the Premises.

12. ACCESS BY LANDLORD. Landlord, or its representatives and agents, shall have free access to the Premises at reasonable times for the purposes of inspection and/or for examining or exhibiting the same to prospective purchasers, lenders or tenants; provided that, subject to Section 20 below, Landlord shall give Tenant at least one (1) day’s written notice or by email or by phone in advance of such examination or exhibition, unless it would be impracticable to do so due to solely to an emergency concerning the Premises.

5

13. RETURN OF PREMISES. Upon the expiration of the term of this Lease or upon its termination for any cause, except for breach of this Lease by Landlord, Tenant shall restore the Premises to the condition that Tenant received the Premises, reasonable wear and tear excepted, unless Landlord advises Tenant to not remove any structural changes or alterations. If such non-removal shall not cause additional expense to Tenant, Tenant shall not be required to remove them. Tenant shall surrender the Premises in as good order and condition as when received, reasonable wear and tear excepted.

14. HOURS OF BUSINESS. Tenant shall continuously during the entire term hereof conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character.

15. ALTERATIONS AND MODIFICATIONS. All alterations and modifications to the Premises that Tenant may desire shall be done at the expense of Tenant, and shall become the property of Landlord and remain on the Premises (except for Tenant's removable equipment and trade fixtures) and become Landlord’s property upon the expiration or earlier termination of the Term; provided that (a) “removable equipment” shall mean equipment that is not permanently bolted, screwed or otherwise affixed to any walls, ceiling or floor of the Premises, and (b) Tenant shall not make any alterations and modifications to the Premises without first obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld. Any work done at the Premises shall be done by duly licensed and qualified contractors. All damage or injury done to the Premises by Tenant or any person who may be in or on the Premises with the consent of Tenant shall be paid for by Tenant.

16. LIENS AND ENCUMBRANCES. Tenant shall keep the Premises free and clear of any liens or encumbrances imposed on the Premises by reason of any contract, act or omission of Tenant. Tenant shall have the full right and authority to contest the validity of any such liens or encumbrances, at Tenant's expense, and Landlord shall cooperate with all such contest actions, including without limitation, signing all consents and other documents reasonably requested by Tenant or its agents in connection with such contest actions; provided that Tenant shall not only bear the expense of such contests, but that such contest shall be undertaken at Tenant's risk as to liability for payment of any applicable liens or encumbrances, and of penalties and/or interest imposed on any delinquencies related thereto. Landlord may require, at Landlord’s sole option that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 ½) times the estimated cost of any improvements, additions, or alterations, in the Premises which the Tenant desire to make, to insure Landlord against any liability for mechanics’ and material men’s liens and to insure completion of the work.

6

17. DEFAULTS AND REMEDIES.

17.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

17.1.1 The vacating or abandonment of the Premises by Tenant for more than thirty (30) days.

17.1.2 The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder within three (3) business days after the due date (without any requirement of notice from Landlord, except that notice is required with regard to all items except Rent and normal, monthly rental taxes).

17.1.3 The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Section 17.1.2, where such failure shall continue for a period of fifteen (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than fifteen (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said 10-day period and thereafter diligently prosecutes such cure to completion.

17.1.4 (a) The making by Tenant of and general assignment, or general arrangement for the benefit of creditors; (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (d) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

7

17.2 Remedies. In the event of any such uncured default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord on the exercise of any right or remedy which Landlord may have by reason of such default or breach, enter and/or taking of possession of the Premises without a court order. Landlord may proceed by forcible detainer or by other judicial remedy to obtain possession of the Premises.

17.2.1 Landlord shall not have the immediate right of re-entry (with or without notice) and may not remove all persons and property (subject to applicable law) from the Premises without first obtaining a court order allowing Landlord to take possession of the Premises. If Landlord obtains a court order for possession or if Tenant shall abandon the Premises for more than thirty (30) days, all property left on the Premises will be considered abandoned and may be sold, removed, or stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

17.2.2 Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in Landlord's sole discretion may deem advisable with the right to make reasonable alterations and repairs to the Premises.

17.2.3 Upon each such re-letting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, for the reasonable cost and expenses of such re-letting and of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period on such re-letting, or (b) at the option of Landlord, rents received by such Landlord from such re-letting shall be applied, first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second to the payment of any reasonable costs and expenses of such re-letting and of such alterations and repairs, and third to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (a), and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such re-letting under option (b) during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

8

17.2.4 No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, unless such previous breach has already been cured by Tenant.

17.2.6 Pursue any other remedy not inconsistent with the foregoing now or hereafter available to Landlord under the laws or judicial decisions of the State of Arizona.

17.2.7 In addition to the foregoing rights and remedies of Landlord, Tenant acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur expenses in an amount that will be impracticable or extremely difficult to ascertain. Accordingly, if any installment of rent or any sum due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord as liquidated damages, a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur, in addition to interest on the money involved, because of the late payment by Tenant. Landlord’s failure to demand the payment of late charges on one or more occasions shall not constitute a waiver of landlord’s right to demand payment of past due late charges. Acceptance of late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor shall such acceptance prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, because of late payment or any other default by Tenant under this Lease, Landlord may also incur attorney’s fees for services whether or not in connection with litigation, and Tenant shall pay the reasonable attorney’s fees incurred by Landlord for these services.

9

17.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required by Landlord within a reasonable time, but in no event later than thirty (45) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided however, that if the nature of Landlord's obligation is such that more than thirty (45) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 45-day period and thereafter diligently prosecutes the same to completion. Landlord shall not be deemed in default hereunder as long as Tenant shall be in default hereunder.

17.4 Attorney’s Fees. In addition to the provisions of Section 17.2 above in favor of Landlord, the substantially prevailing party in any lawsuit involving the enforcement or interpretation of this Lease shall be entitled to recover from the substantially non-prevailing party the attorney’s fees and costs reasonably incurred by the substantially prevailing party.

18. DESTRUCTION OR CASUALTY. In the event that the Premises are injured, damaged or destroyed by act of God, by fire or other casualty, and Landlord in its sole discretion decides not to repair or restore the Premises, Tenant or Landlord shall have an option to terminate this Lease as of the date of such injury, damage or destruction. This option shall be exercised upon the giving of written notice to Landlord or Tenant, as the case may be, within sixty (60) days following the destruction, injury or damage. In the event that Landlord determines to repair and restore the Premises, Landlord shall so advise Tenant in writing within sixty (60) days following the destruction, injury or damage, and shall proceed with due diligence to effect repairs or reconstruction. During the period of repair or reconstruction, this Lease shall continue in full force and effect; provided, however, that Tenant shall be entitled to a reduction of Rent from the date of such destruction, injury or damage until the repairs or reconstruction are completed in an amount proportionate to the extent to which such damage, injury or destruction and the making of repairs or reconstruction interferes with the occupancy by or business operations of Tenant with respect to the Premises.

10

19. CONDEMNATION. In the event that all or any portion of the Premises shall be taken by eminent domain or condemnation by any governmental or other authority having jurisdiction to do so, Landlord shall be entitled to receive, and Tenant hereby assigns completely to Landlord, all proceeds payable by such authority(ies) in connection with such taking, except that Tenant shall be entitled to recover from such authority(ies) only compensation for relocation expenses to the extent payable by such authority(ies). Tenant shall be entitled to a reduction of rent from the date of such taking in an amount proportionate to the extent to which such taking interferes with the occupancy by or business operations of Tenant with respect to the Premises. In the event that more than ten percent (10%) of exterior portions of the Premises or if any interior portion of any structure on the Premises are taken, Tenant may terminate this Lease, effective as of the date of actual delivery of possession to the condemning authority.

20. QUIET ENJOYMENT. Tenant, on performing the covenants and observing the conditions of this Lease, at all times during the term shall have the peaceable enjoyment of the Premises without hindrance or disturbance by Landlord or any person claiming through or under it or any person having or claiming paramount title; provided that during the Term Landlord shall be permitted to store at the Premises, in an area of the Premises mutually agreed upon by Landlord and Tenant prior to the Commencement Date exclusively reserved to and freely accessed by Landlord without prior notice to Tenant, motors and related equipment.

21. ASSIGNMENT. Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises or in the building or the land that comprise the Premises, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer, provided that Landlord is not in default of this Lease at the time of transfer. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord hereunder, provided that the transferee assumes and agrees to carry out all the obligations of Landlord hereunder.

No assignment or sublease of the Premises by Tenant shall be binding upon Landlord or confer any rights on the proposed assignee or subtenant without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Upon any assignment so approved by Landlord, Tenant shall not be relieved of any liability with respect to this Lease. In the event of any approved assignment or sublease by Tenant, Tenant shall pay to Landlord any and all attorney’s fees and costs incurred by Landlord in its review and approval of the assignment and/or sublease transaction and in the preparation and/or review of all documents related thereto, up to a total charge of one thousand dollars ($1,000.00).

22. NOTICES. Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail addressed to the Landlord at 16624 N. 90th Street #101, Scottsdale, Arizona 85260. Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail addressed to the Tenant at 2095 Northern Avenue, Kingman, Arizona and/or 16624 N. 90th Street #200, Scottsdale, Arizona 85260, or to such other address as Tenant or Landlord may designate by written notice to the other. Each such notice shall be deemed given on the date it is personally delivered, or if mailed, on the date of mailing.

11

23. PRIOR AGREEMENTS This Lease constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

24. BENEFITS. This Lease shall bind and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors and assigns, but neither this Lease nor any right or obligation hereunder shall be assigned by any party except as provided in this Lease.

25. FURTHER ASSURANCES. The parties hereto shall execute and deliver all such other instruments and take all such other actions as any party may reasonably request from time to time in order to effect the terms and conditions of this Lease. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any actions to be taken as a part of their respective obligations under this Lease.

26. GOVERNING LAW, DISPUTE RESOLUTION AND VENUE. This Lease shall be construed in accordance with the laws of the State of Arizona. In the event of any dispute, venue shall be the state court located in Maricopa County, Arizona.

In the event a party is in breach of this Agreement and the failure of a party to cure said breach in a timely manner, pursuant to this Agreement, to the other party’s satisfaction within the period set forth herein, the other party or parties, in addition to and not in limitation of any other rights and remedies available to such other party or parties at law or in equity, shall have the right to seek injunctive relief and/or the appointment of a receiver.

The forgoing notwithstanding, the parties hereby agree to attempt to resolve all differences among themselves by nonbinding mediation. In the event of a dispute, either party may demand mediation (a settlement conference). If the parties fail to agree upon a mediator within five (5) business days of demand for mediation, either party may petition the Maricopa County Superior Court for the appointment of a mediator. If the dispute is not resolved by agreement of all parties within thirty (30) calendar days of the appointment of a mediator, or within forty-five (45) days after the written request for mediation is transmitted to the other party, either party may commence arbitration. The parties shall split the mediator’s fee.

If mediation is not timely commenced or fails, all disputes among the parties to this Agreement shall be settled by binding arbitration, by one arbitrator, according to the Arizona Revised Statutes and the Arizona Rules of Civil Procedure. If the parties cannot unanimously agree upon an arbitrator, any person or entity involved in the dispute may petition the Maricopa County Superior Court for the appointment of an arbitrator. The parties to the arbitration shall split the arbitrator’s fees equally. The arbitrator’s decision shall be final and binding and may be enforced according to the Uniform Arbitration Act and/or enforced in any court of competent jurisdiction. The arbitrator may award injunctive relief and may award attorney fees and/or costs to the prevailing party or parties.

12

27. WAIVER. No failure or delay on the part of either party in exercising any right, power or privilege under this Lease shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof. The rights and remedies expressly specified in this Lease are cumulative and are not exclusive of any other rights or remedies which either party would otherwise have.

28. CAPTIONS. All section titles or captions contained in this Lease are for convenience only and shall not be deemed part of this Lease.

29. SEVERABILITY. The provisions of this Lease are severable and the holding of any one provision as invalid or unenforceable shall have no effect on any other provision.

30. COUNTERPARTS. This Lease may be executed simultaneously in two (2) or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

31. FOR RENT AND FOR SALE SIGNS. Landlord may post any "for sale" or "for rent" signs on or at the Premises and exhibit the Premises during normal business hours to prospective buyers and tenants, from time to time.

32. ESTOPPEL CERTIFICATE. Landlord and Tenant shall, at any time and from time to time, within ten (10) business days after written request from the other party, execute, acknowledge and deliver to the requesting party a statement in writing: (a) certifying that the Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that the Lease, as so modified, is in full force and effect; (b) certifying the dates to which the Rent and other charges are paid in advance, if any; and (c) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed. Any such statement may be relied upon by any prospective purchaser or lender of all or any portion of the Premises or any leasehold interest therein. The failure to deliver such statement within such time shall be conclusive and binding upon the party upon whom the request is made that: (i) the Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults on the requesting party's performance; and (iii) no Rent has been paid in advance. If Tenant is required or requested to execute more than one estoppel certificate or similar document in any twelve (12) month period, Landlord shall reimburse Tenant for its legal fees incurred in having such documents reviewed, up to a total charge of five hundred dollars ($500.00).

13

33. COMMISSIONS. Landlord and Tenant acknowledge that neither of them has engaged the services of a real estate broker, salesperson or finder who has provided real estate brokerage services in connection with this transaction, and is entitled to a commission. Landlord and Tenant agree to indemnify and hold each other harmless in connection therewith.

34. USE AND SUITABILITY OF PREMISES. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business, or that Tenant’s proposed use of the Premises or its manner of operation are in compliance with applicable laws or governmental regulations. It is the Tenant’s sole responsibility to obtain building permits and/or occupancy permits, if required, and to correct code violations or code violations resulting from changed or updated code requirements. Landlord shall not be liable for any delays or costs in obtaining said permits and Tenant shall not withhold rents in the event of any delays or unexpected costs. Landlord and Landlord’s agent shall not, under any circumstances, be obligated to investigate or confirm the permissibility, propriety, or legality of Tenant’s proposed use. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything within the Premises which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. Tenant shall not use the Premises, or permit anything to be done on or about the Premises, which will in anyway conflict with any law, statue, ordinance or governmental rule or regulation in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts.

35. SALE OF THE PREMISES BY LANDLORD. In the event of any sale of the Premises and/or the Shopping Center by Landlord, IF ANY, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed without any further agreement between the parties of their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

14

36. HOLD HARMLESS AND INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein:

36.1 Neither Landlord nor any of its agents or employees shall have any liability to Tenant, or to Tenant’s employees, agents, contractors, subtenants, invitees, patients or customers for any damage, injury, loss or claims based on or arising out of any cause whatsoever, including, without limitation, the following: repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any other person or entity of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises from water, rain, ice or snow that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Premises. Any property placed by Tenant in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for and to the extent of any injury caused by Landlord’s willful misconduct or negligence or the willful misconduct or negligence of any of Landlord’s employees, agents, partners contractors, employees, subtenants or invitees, unless Tenant is fully compensated for its loss by insurance proceeds.

36.2 Unless Landlord’s losses are recovered by insurance proceeds, Tenant shall reimburse Landlord for, and shall indemnify, protect, defend and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys’ fees, disbursements and actual costs), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (i) the use and occupancy of the Premises or the business conducted therein by Tenant, its agents, contractors, employees, subtenants or invitees, (ii) any act or omission of Tenant, its agents, contractors, employees, subtenants or invitees; or (iii) any breach of Tenant’s obligations under this Lease.

37. PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents and warrants to Landlord that as of the Commencement Date, Tenant is currently in compliance with, and Tenant further covenants to Landlord that Tenant shall at all times during the term of the Lease (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto and the Americans with Disabilities Act (“ADA”).

15

IN WITNESS WHEREOF, the parties have set their names effective as of the Commencement Date above set forth.

LANDLORD:

Green Valley Group, LLC an Arizona limited liability partnership

By_______________________________________

Its Duly Authorized Agent

TENANT:

Broken Arrow Herbal Center, Inc., an Arizona corporation

16

Addendum to the Lease

Compliance terms for Medical Marijuana Facility

1. Lessee acknowledges that neither the lessor nor lessor’s representatives have made any oral or written representations or warranties whatsoever concerning the suitability or zoning of the property with respect to its potential use as a medical marijuana facility, and that it is the sole responsibility of the Lessee to investigate and to satisfy itself concerning the suitability of the property for such use.

2. Lessee understands and agrees that Lessee, and not Lessor, shall be solely responsible at the Lessee’s own expense for full compliance with all state and local laws, rules, regulations and ordinances pertaining to the maintenance and/or operation of a medical marijuana cultivation facility.

3. Lessee warrants and represents that it is eligible and qualified to operate a medical marijuana facility in the property under all applicable state and local laws rules, regulations and ordinances, and that Lessee has obtained all legally required licenses, permits, and approvals to do so before commencing operations on the property.

4. Lessee shall indemnify, defend and hold harmless Lessor, its trustees, agents, employees, and lenders from and against all damages, liabilities, judgments, claims, expenses, penalties, and attorney and consultant fees arising out of or connected in any way to Lessee’s violation or alleged violation of any federal, state, or local law, rule, regulation or ordinance, whether or not litigation or prosecution is actually commences against Lessor, its trustees, agents, employees or lenders.

5. Lessee shall provide notice to Lessor immediately in the event of the revocation, suspension, expiration, transfer, or surrender of Lessee’s lawful authority to operate a medical marijuana facility. Such revocation, suspension, expiration, transfer or surrender, or Lessee’s failure to provide immediate notice thereof to Lessor, shall constitute a Breach of the Lease entitling Lessor at its sole discretion to terminate the lease.

LANDLORD:	TENANT:

Green Valley Group, LLC an Arizona limited liability partnership	Broken Arrow Herbal Center, Inc., an Arizona corporation

  17